EXHIBIT 1.1
ARIZONA PUBLIC SERVICE COMPANY
UNDERWRITING AGREEMENT
July 31, 2006
Dear Sir or Madam:
     1. Introduction. Arizona Public Service Company, an Arizona corporation (the “Company”), proposes to issue and sell from time to time up to $400,000,000 in aggregate principal amount of its unsecured debentures, notes or other evidences of indebtedness (the “Securities”) registered under the registration statement referred to in Section 2(a). The Securities will be issued under the Indenture, dated as of January 15, 1998 (the “Original Indenture”), between the Company and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank and formerly known as The Chase Manhattan Bank), as trustee (the “Trustee”), as amended and supplemented by one or more Supplemental Indentures between the Company and the Trustee (each, a “Supplemental Indenture”) (the Original Indenture as amended and supplemented by such Supplemental Indentures, including the Tenth Supplemental Indenture (as defined below) being sometimes hereinafter referred to as the “Indenture”). The Securities will be issued in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices, and other terms, with all such terms for any particular issue of the Securities being determined at the time of sale. Particular issues of the Securities may be sold from time to time to one or more of the firms to whom this Agreement is addressed, and to such other purchasers as the Company shall designate and as shall agree in writing to comply with the terms and conditions of this Agreement, for resale in accordance with the terms of offering set forth in the Pricing Disclosure Package (as defined below). The Securities involved in any such offering are hereinafter referred to as the “Purchased Securities,” the party or parties that agree to purchase the same are hereinafter referred to as the “Underwriters” of such Purchased Securities, and the representatives of the underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the “Representatives.”
     2. Representations and Warranties of the Company. In connection with each offering of the Purchased Securities, the Company represents and warrants to, and agrees with, the Underwriters as follows (each representation, warranty or agreement relating to information in the Registration Statement shall be deemed to relate only to information concerning the Company included therein):
     (a) A registration statement on Form S-3 relating to the Purchased Securities has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Act; and (iii) become effective under the Act. Copies of such registration statement and any amendment thereto have been delivered, if requested, by the Company to the Representatives. As used in this Agreement:

          (i) “Applicable Time” shall have the meaning set forth in the applicable Terms Agreement;
          (ii) “Effective Date” means the date as of which any part of the Registration Statement is deemed to have become effective under the Act in accordance with Rule 430B of the Rules and Regulations;
          (iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Purchased Securities;
          (iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Purchased Securities included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement relating to the Purchased Securities;
          (v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus set forth on Schedule 2(a)(v) hereto;
          (vi) “Prospectus” means the final prospectus relating to the Purchased Securities, including any prospectus supplement thereto relating to the Purchased Securities, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and
          (vii) “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.
Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to include any documents incorporated by reference therein pursuant to Form S-3 under the Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) on or prior to the date hereof (including, for purposes hereof, any documents incorporated by reference therein on or prior to the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and, to the knowledge of the Company, no proceeding or examination for such purpose has been instituted or threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.
     (b) The Company was at the time of initial filing of the Registration Statement, has been at all relevant determination dates thereafter (as provided in clause (2) of the definition of

“well-known seasoned issuer” in Rule 405), is on the date hereof and will be on the date of the Terms Agreement and on the Closing Date (as defined in the Terms Agreement) a “well-known seasoned issuer” (as defined in Rule 405), including not having been an “ineligible issuer” (as defined in Rule 405) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the Closing Date. The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.
     (c) The Registration Statement relating to the Purchased Securities, on the Effective Date and the Closing Date, conformed and will conform in all material respects, and any amendments to the Registration Statement filed after the date hereof and on or prior to the Closing Date will conform in all material respects, when filed, to the requirements of the Act, the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and the Rules and Regulations. The Preliminary Prospectus conformed or will conform, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the Closing Date to the requirements of the Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.
     (d) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 7(b), or with respect to any Statement of Eligibility (Form T-1) under the Trust Indenture Act filed as an exhibit thereto.
     (e) The Prospectus will not, as of its date and on the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 7(b).
     (f) The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (g) The Pricing Disclosure Package will not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 7(b). The Company hereby consents to the use of the Pricing Disclosure Package in connection with the sale and distribution of the Purchased Securities by the Underwriters.
     (h) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 7(b).
     (i) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not, on or prior to the date hereof, made any offer relating to the Purchased Securities that would constitute an Issuer Free Writing Prospectus, except as set forth on Schedule 2(i) hereto. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.
     (j) The Company has not distributed and, prior to the later of the Closing Date and completion of the distribution of the Purchased Securities, will not distribute any offering material in connection with the offering and sale of the Purchased Securities other than any Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus set forth on Schedule 2(i) or any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 4(e).
     (k) The consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with, or result in a breach of, or constitute a default under, any indenture or mortgage or other material agreement, instrument or deed of trust to which the Company is now a party or violate the Articles of Incorporation or by-laws of the Company or any law, administrative regulation or, to the knowledge of the Company, court decree applicable to the Company in such a way that could impact the validity of the Purchased Securities.
     (l) The Original Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity.

     (m) The Tenth Supplemental Indenture, to be dated as of August 1, 2006, establishing the terms of the Purchased Securities (the “Tenth Supplemental Indenture”) has been duly authorized by the Company and, when executed and delivered by the Company, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity.
     (n) The Purchased Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture, will be valid and binding obligations of the Company, in each case enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity and will conform to the description of the Purchased Securities contained in each of the most recent Preliminary Prospectus and the Prospectus.
     (o) An order of the Arizona Corporation Commission has been granted authorizing the issuance and sale of the Purchased Securities on the terms and conditions herein and in the Pricing Disclosure Package, the Prospectus and the Terms Agreement referred to in Section 3 relating to the Purchased Securities. No other approval or consent of any public body or governmental authority is necessary for such issuance and sale of the Purchased Securities, except the registration of the Purchased Securities under the Act, the qualification of the Indenture under the Trust Indenture Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Purchased Securities by the Underwriters.
     (p) With certain exceptions, the Company is required to obtain certificates of convenience and necessity from the Arizona Corporation Commission under A.R.S. Section 40-281.A for construction of its lines, plant, services, or systems, or any extensions thereof, within the State of Arizona, and to obtain franchises or similar consents or permits from counties and incorporated municipalities under A.R.S. Section 40-283.A for the construction, operation, and maintenance of transmission lines within the State of Arizona; the Company holds such valid franchises, certificates of convenience and necessity, consents, and permits pursuant to such statutory provisions as are necessary with respect to the maintenance and operation of its property and business as now conducted, except that (i) the Company from time to time makes minor extensions of its system prior to the time a related franchise, certificate, license, or permit is procured, (ii) from time to time communities already being served by the Company become incorporated and considerable time may elapse before a franchise, license or permit is procured, (iii) certain franchises, licenses or permits may have expired prior to the renegotiation thereof, (iv) certain minor defects and exceptions may exist which, individually and in the aggregate, are not deemed material and (v) the Company does not make any representation regarding the geographical scope of any franchise, certificate, license, or permit that is not specific as to its geographical scope.
     (q) This Agreement has been, and the Terms Agreement will be, duly authorized, executed and delivered by the Company.

     (r) The Company is not an “investment company” or entity “controlled” by an “investment company,” as such terms are defined in the United States Investment Company Act of 1940, as amended (the “1940 Act”).
     (s) The Company is a corporation duly formed under the laws of the State of Arizona, is in good standing in the State of Arizona, and has the power to enter into and has duly authorized, by proper corporate action, the execution and delivery of this Agreement and the Terms Agreement and all other documents contemplated hereby to be executed by the Company.
     (t) The financial statements of the Company referred to, incorporated by reference or contained in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the financial position of the Company as of the dates indicated and the results of its operations for the periods specified, and the financial statements have been prepared in conformity with generally accepted accounting principles consistently applied in all material respects with respect to the periods involved except as stated therein; and the Company maintains systems of internal accounting controls and processes sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles; and (iii) assets are safeguarded from loss or unauthorized use.
     3. Purchase and Offering. The obligation of the Underwriters to purchase, and the obligation of the Company to sell, the Purchased Securities will be evidenced by the execution and delivery of a Terms Agreement substantially in the form of Exhibit A hereto (the “Terms Agreement”) at the time the Company determines to sell the Purchased Securities. The Terms Agreement shall specify the party or parties that will be Underwriters, the principal amount to be purchased by each, the purchase price to be paid by the Underwriters, any compensation or commissions to be paid to Underwriters, the offering price, and the terms of the Purchased Securities not already specified in the Indenture, including, but not limited to, interest rates, maturity, redemption provisions, and sinking fund requirements, if any. The Terms Agreement shall also specify the Applicable Time, the time and date of delivery and payment (the “Closing Date”), the place of delivery and payment, and details of the material terms of offering that should be reflected in the Pricing Disclosure Package and the Prospectus relating to the offering of the Purchased Securities. It is understood that the Underwriters will offer the Purchased Securities for sale as set forth in the Pricing Disclosure Package and the Prospectus. The obligations of the Underwriters to purchase the Purchased Securities shall be several and not joint. Except as may otherwise be set forth in the Terms Agreement, the Purchased Securities will be in definitive form and in such denominations and registered in such names as the Underwriters may request.
     4. Covenants of the Company. In connection with each offering of Purchased Securities, the Company covenants and agrees with the several Underwriters that:
     (a) The Company will file any Preliminary Prospectus and the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) under the Act not later than the second business day following date of first use thereof. The Company will prepare a final term sheet, containing solely a description of the Purchased Securities, in a form approved by the

Representatives and will file such final term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule. The Company will file all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act.
     (b) The Company will advise the Representatives promptly of any proposed amendment or supplementation of the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus which it proposes to make in the period between the date of the Terms Agreement and the Closing Date (other than any periodic report to be filed by the Company under the Exchange Act during such period). The Company will provide the Underwriters and their counsel with a draft of such amendment or supplement prior to filing and will reasonably consider any changes proposed in writing by counsel to the Underwriters based on legal grounds. The Company will also advise the Representatives, or if there are no Representatives, the Underwriters of the institution by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or of the initiation or threatening of any proceeding or examination for such purpose known to the Company, or of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto and will use its best efforts to prevent the issuance of any such stop order or of any order preventing the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus and to obtain as soon as possible its lifting, if issued.
     (c) The Company will pay the applicable Commission filing fees relating to the Purchased Securities within the time required by Rule 456(b)(1) without regard to the proviso thereof.
     (d) If, at any time when a prospectus relating to the Purchased Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with applicable law, the Company promptly will notify the Underwriters of such event and will promptly prepare and file with the Commission, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any conditions set forth in Section 6 hereof.
     (e) The Company will not make any offer relating to the Purchased Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.
     (f) The Company will retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if, at any time when a prospectus relating to the Purchased Securities is required to be delivered under the Act (including in circumstances where such requirement can be satisfied pursuant to Rule 172), any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the

Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, the Company will notify the Representatives and will amend or supplement such Issuer Free Writing Prospectus to correct such conflict, statement or omission and the Company will comply with any filing requirements applicable to such amended or supplemented Issuer Free Writing Prospectus in accordance with the Rules and Regulations.
     (g) The Company, at its expense, will furnish or cause to be furnished to the Underwriters, copies of any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus and all amendments and supplements thereto, in each case as soon as available and in such quantities as the Representatives or Underwriters may reasonably request.
     (h) As soon as practicable, but not later than 18 months, after the date of the Terms Agreement relating to the Purchased Securities, the Company will make generally available to its security holders an earning statement or statements (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), which will satisfy the provisions of Section 11(a) of the Act and the Rules and Regulations.
     (i) The Company will furnish to the Representatives such copies of the Registration Statement (including one copy of the Registration Statement for the counsel for the Underwriters, which is signed and includes all exhibits), including all amendments or supplements thereto, as may be reasonably requested.
     (j) The Company will arrange or cooperate in arrangements for the qualification of the Purchased Securities for sale under the securities or blue sky laws of such jurisdictions as the Representatives or, if there are no Representatives, the Underwriters, designate and will continue such qualifications in effect so long as required for the distribution of the Purchased Securities, provided that the Company shall not be required to qualify as a foreign corporation in any State, to consent to service of process in any State other than with respect to claims arising out of the offering or sale of the Purchased Securities, or to meet other requirements deemed by it to be unduly burdensome.
     (k) The Company will pay all expenses incident to the performance of its obligations under this Agreement, and will reimburse the Underwriters for any reasonable expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with the qualification of the Purchased Securities with respect to which the Terms Agreement relating to the Purchased Securities has been entered for sale under the securities or blue sky laws of such jurisdictions as the Representatives or, if there are no Representatives, the Underwriters designate, and the printing of memoranda relating thereto, and for any fees charged by investment rating agencies for the rating of the Purchased Securities. It is understood, however, that, except as provided in this Section 4(k) and Section 7 and 8, the Underwriters will pay all of their own costs and expenses.

     (l) The Company will not, for a period beginning at the time of execution of the Terms Agreement relating to the Purchased Securities and ending on the Closing Date, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to any additional debt securities of the Company (or warrants to purchase debt securities of the Company) that mature more than one year after the Closing Date and that are substantially similar to the Purchased Securities, without the prior written consent of the Representatives or, if there are no Representatives, the Underwriters.
     (m) During the period of two years after the date of the Terms Agreement, the Company will furnish to the Representatives and, upon request, each of the other Underwriters, (i) as soon as practicable after the end of each fiscal year, a balance sheet and statements of income and changes in common stock equity of the Company as at the end of and for such year, all in reasonable detail and certified by independent registered public accountants, and (ii) (A) as soon as practicable after the end of each quarterly fiscal period (except for the last quarterly fiscal period of each fiscal year), a balance sheet and statement of income of the Company as at the end of and for such period, all in reasonable detail and certified by a principal financial or accounting officer of the Company, (B) as soon as available, a copy of each report of the Company filed with the Commission, and (C) from time to time, such other information concerning the Company as may reasonably be requested. So long as the Company has active subsidiaries, such financial statements will be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated. Information required to be delivered pursuant to this provision will be deemed to have been delivered on the date on which information has been posted on the Company’s parent’s website at www.pinnaclewest.com or on the Commission’s public website, or at any other website accessible by the Representatives and identified in a notice sent by the Company to the Representatives.
     5. Underwriter Free Writing Prospectus. Each Underwriter hereby agrees that, except for one or more term sheets containing the information set forth in the form of term sheet attached to the Terms Agreement, it will not use, authorize use of, refer to, or participate in the use of, any “free writing prospectus”, as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) one or more term sheets relating to the Purchased Securities which are not Issuer Free Writing Prospectuses and which contain preliminary terms of the Purchased Securities and related customary information not inconsistent with the final term sheet filed by the Company pursuant to Section 4(a) hereof, (ii) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Act) that was not included (including through incorporation by reference) in any Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (iii) any Issuer Free Writing Prospectus prepared pursuant to Section 4(a) hereof, or (iv) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing.
     6. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Purchased Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions precedent:
     (a) On the date of the Terms Agreement, the Underwriters shall have received a letter from Deloitte & Touche LLP, dated the date of the Terms Agreement, confirming that they are independent registered public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder, and stating in effect that.
          (i) in their opinion the financial statements and financial statement schedule audited by them and incorporated by reference in the Pricing Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;
          (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on any unaudited financial statements, if any, included in the Pricing Disclosure Package and the Prospectus;
          (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:
               (A) the unaudited financial statements, if any, included in the Pricing Disclosure Package and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;
               (B) if any unaudited “capsule” information is contained in the Pricing Disclosure Package or the Prospectus, the unaudited operating revenues, gross income, net income and net income per share amounts or other amounts constituting such “capsule” information and described in such letter do not agree with the corresponding amounts set forth in the unaudited financial statements or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;
               (C) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of such letter, there was any change in the amounts of common stock, including additional paid-in-capital (“Common Stock”), redeemable preferred stock, or non-redeemable preferred stock of the Company or any increase, exceeding $10,000,000, in long-term debt of the Company or, at the date of the most recent available unaudited financial statements there was any decrease in net current assets or common stock equity as compared with amounts shown in the most recent financial statements included in the Pricing Disclosure Package and the Prospectus, except in all cases for changes, increases or decreases which result from the declaration or payment of dividends; or

               (D) for the period from the closing date of the latest income statement included in the Pricing Disclosure Package and the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Pricing Disclosure Package and the Prospectus, in the amounts of total revenues or net income;
except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Pricing Disclosure Package and the Prospectus disclose have occurred or may occur or which are described in such letter; and
          (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Pricing Disclosure Package and the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.
All financial statements and schedules included in material incorporated by reference into the Pricing Disclosure Package and the Prospectus shall be deemed included in the Pricing Disclosure Package and the Prospectus for purposes of this subsection.
     (b) Any Preliminary Prospectus and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(a); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued, no proceeding or examination for such purpose shall have been initiated or threatened by the Commission and no order directed to the adequacy of any document incorporated by reference in any Preliminary Prospectus or the Prospectus shall have been issued; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with or resolved to the reasonable satisfaction of the Representatives; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement.
     (c) Subsequent to the execution of the Terms Agreement relating to the Purchased Securities and prior to the Closing Date, (i) there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the financial position, business or properties of the Company and its subsidiaries taken as a whole which, in the reasonable judgment of the Representatives, materially impairs the investment quality of the Purchased Securities, (ii) there shall not have occurred a suspension or material limitation in trading in securities generally on the New York Stock Exchange or in the Company’s securities, (iii) there shall not have occurred any downgrading or withdrawal in the rating of any of the

Company’s debt securities, and there shall have been no public announcement that any such debt securities have been placed on CreditWatch, Watchlist, or under any similar surveillance or review, in each case with negative implications, by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or Moody’s Investor Service’s, Inc., (iv) there shall not have occurred a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities, (v) there shall not have occurred any material disruption of settlements of securities or clearance services in the United States, and (vi) there shall not have occurred any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Purchased Securities. If the Underwriters elect not to purchase the Purchased Securities as a result of the occurrence of one of the events specified in this Section 6(c), the Representatives will promptly notify the Company.
     (d) The Underwriters shall have received an opinion of Snell & Wilmer L.L.P., counsel for the Company, dated the Closing Date, to the effect that:
          (i) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Arizona with corporate power and authority to carry on its business as described in the Prospectus; and the Company is duly qualified as a foreign corporation to do business in the States of New Mexico, California, Oregon, Washington, Wyoming, and Texas;
          (ii) The Purchased Securities have been duly authorized, executed, authenticated, issued, and delivered, constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture (except as the same may be limited by (A) bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws affecting enforcement of creditors rights, (B) general equitable principles (whether considered in a proceeding in equity or at law), and (C) concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any matter is brought);
          (iii) The Indenture has been duly authorized, executed, and delivered, has been duly qualified under the Trust Indenture Act, and constitutes a valid and binding instrument enforceable in accordance with its terms (except as the same may be limited by (A) bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws affecting enforcement of creditors rights, (B) general equitable principles (whether considered in a proceeding in equity or at law), and (C) concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any matter is brought);
          (iv) With certain exceptions, a public service corporation is required to obtain certificates of convenience and necessity from the Arizona Corporation Commission under A.R.S. Section 40-281.A for construction of its lines, plant, services, or systems, or any extensions thereof, within the State of Arizona, and to obtain franchises or similar consents or permits from counties and incorporated municipalities under A.R.S. Section 40-283.A for the construction, operation, and maintenance of transmission lines within the State of Arizona; to such counsel’s knowledge after due inquiry, the Company holds such valid franchises, certificates of convenience and necessity, consents, and permits pursuant to such statutory provisions as are necessary with respect to the maintenance and operation of its property and business as now conducted, except that (A) the Company from time to time makes minor extensions of its system prior to the time a related franchise, certificate, license, or permit is procured, (B) from time to time communities already being served by the Company become incorporated and considerable time may elapse before a franchise, license or permit is procured, (C) certain franchises, licenses or permits may have expired prior to the renegotiation thereof, (D) certain minor defects and exceptions may exist which, individually and in the aggregate, are not deemed material, and (E) such counsel need not be required to express any opinion regarding the geographical scope of any franchise, certificate, license, or permit that is not specific as to its geographical scope;
          (v) The Company is organized and operating in the State of Arizona, and its securities issues, including the issuance and sale of the Purchased Securities, are regulated by the ACC under the laws of the State of Arizona. The issuance and sale of the Purchased Securities on the terms and conditions set forth or contemplated herein and in the Pricing Disclosure Package and the Terms Agreement relating to the Purchased Securities and the execution and delivery of the Supplemental Indenture relating to the Purchased Securities have been duly authorized by the Arizona Corporation Commission, said Commission had jurisdiction in the premises, and no further approval, authorization, or consent of any other public board or body is necessary to the validity of such issuance and sale of such Purchased Securities or the execution and delivery of such Supplemental Indenture, except as may be required under state securities or blue sky laws, as to which laws such counsel shall not be required to express an opinion, and the registration under the Act of the Purchased Securities and the qualification of the Indenture under the Trust Indenture Act;
          (vi) The Registration Statement, as of the latest Effective Date, and the Prospectus (as amended by the Company’s Current Report on Form 8-K, to be filed with the Commission prior to the Closing Date, attaching this Agreement, the Supplemental Indenture, a form of the Purchased Security, a calculation of the ratio of earnings to fixed charges for the six months ended June 30, 2006 and an opinion of Snell & Wilmer L.L.P.) as of the Closing Date (in each case other than financial statements and schedules and other financial, statistical or accounting data included or incorporated by reference therein or omitted therefrom, as to which such counsel expresses no opinion), appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the Rules and Regulations thereunder. Although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, and has not independently verified any such statement, such counsel has no reason to believe that
               (A) the Registration Statement, as of the date as of which any part of the Registration Statement is deemed to have become effective under the Act in accordance with Rule 430B of the Rules and Regulations, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading;

               (B) the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or
               (C) the Prospectus, as of its date or at the date of such counsel’s opinion, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;
excluding in all cases financial statements and schedules and other financial, statistical or accounting data included or incorporated by reference therein or omitted therefrom, as to which such counsel expresses no opinion. Such counsel need express no opinion as to the statements of eligibility and qualification of the Trustee under the Indenture.
          (vii) To such counsel’s knowledge, there are no legal or governmental proceedings required to be described in the Prospectus that are not described as required, nor any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required (it being understood that such counsel need express no opinion as to the statements of eligibility and qualification of the Trustee under the Indenture);
          (viii) This Agreement and the Terms Agreement have been duly authorized, executed, and delivered by the Company;
          (ix) The Company is not and, after giving effect to the offering and sale of the Purchased Securities, will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the 1940 Act; and
          (x) Neither the execution nor delivery by the Company of this Agreement or the Terms Agreement, nor the consummation by the Company of the transactions therein contemplated, nor the fulfillment by the Company of the terms, conditions or provisions thereof (1) violates or results in a breach of any law, administrative regulation or, to the knowledge of such counsel, court decree applicable to the Company, (2) contravenes or constitutes a default under any of the terms, conditions or provisions of the Articles of Incorporation or by-laws of the Company or of any material agreement or instrument listed in a certificate provided by the Company, to which the Company is a party or by which it is bound, or (3) will result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company, except as contemplated therein. In giving the opinion expressed in the first sentence of this clause (x), such counsel need express no opinion with respect to the anti-fraud provisions of federal securities laws or regarding compliance by the Company with any financial covenants required to be maintained by the Company; and
     Whenever the opinions required by this Agreement are stated to be “to the knowledge of such counsel” or “to such counsel’s knowledge”, such statements are intended to signify that those attorneys in the firm responsible for preparing the opinion or who have given substantive attention to the transactions contemplated by this Agreement, after consultation with such other attorneys in such firm who have worked on legal matters related to the Company and its subsidiaries as they considered appropriate, do not have current actual knowledge of the inaccuracy of such statement. However, except where expressly stated otherwise, such counsel need not undertake any special or independent investigation to determine the existence or absence of such facts, and no inference as to such counsel’s knowledge of the existence or absence of such facts should be drawn from its representation of the Company in connection with this transaction or otherwise.
     In giving such opinion, Snell & Wilmer L.L.P. may rely to the extent such counsel deems appropriate upon certificates of the Company as to any factual matters upon which any such opinions are based and may rely upon the opinion of Keleher & McLeod, P.A., referred to below, as to all matters governed by the laws of the State of New Mexico, and may rely on the opinion of Pillsbury Winthrop Shaw Pittman LLP, counsel for the Underwriters, as to all matters governed by the law of the State of New York, and further may rely upon the opinion of Morgan, Lewis & Bockius LLP, delivered to you and on which it is stated you may rely at the Closing Date, as to all matters under the Public Utility Holding Company Act of 2005 and the Federal Power Act, as amended.
     (e) The Underwriters shall have received evidence that the Purchased Securities have been rated Baa2 or higher by Moody’s Investors Service and BBB- or higher by Standard & Poor’s Corporation.
     (f) The Underwriters shall have received an opinion of Keleher & McLeod, P.A., New Mexico counsel for the Company, dated the Closing Date, to the effect that:
          (i) The Company is duly qualified as a foreign corporation to do business and is in good standing in the State of New Mexico and has full corporate power and authority to engage in the State of New Mexico in the business now conducted by it therein; and
          (ii) The activities of the Company in the State of New Mexico to date do not constitute it a “public utility” as that term is defined in the relevant laws of the State of New Mexico, and accordingly, no public utility franchises or certificates of convenience and necessity are necessary under New Mexico law with respect to the maintenance and operation of the Company’s property and business as now conducted in the State of New Mexico and no approval, authorization, or consent of the New Mexico Public Regulation Commission or any other public board or body of the State of New Mexico is required for the issuance and sale of the Purchased Securities on the terms and conditions herein and in the Prospectus set forth or contemplated or for the execution of the Supplemental Indenture relating to the Purchased Securities, except as may be required under New Mexico state securities or blue sky laws, as to which laws such counsel shall not be required to express an opinion.
     In giving such opinion, Keleher & McLeod, P.A. may rely to the extent such counsel deems appropriate upon certificates of the Company as to any factual matters upon which any such opinions are based and may rely upon the certificates of public officials concerning the legal existence and good standing of the Company.

     (g) The Underwriters shall have received from Pillsbury Winthrop Shaw Pittman LLP, counsel for the Underwriters, an opinion or opinions, dated the Closing Date, with respect to such matters as they may reasonably require and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters In rendering such opinion, such counsel may rely as to the incorporation of the Company and all matters governed by the laws of the States of Arizona and New Mexico upon the opinions of Snell & Wilmer L.L.P. and Keleher & McLeod, P.A., referred to above.
     (h) The Underwriters shall have received a certificate of the President or any Vice President and a principal financial or accounting officer of the Company, dated the Closing Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings or examinations for that purpose have been instituted or are contemplated by the Commission and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto, and that, subsequent to the date of the most recent financial statements in the most recent Preliminary Prospectus, there has been no material adverse change in the financial position or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Disclosure Package or as described in such certificate.
     (i) The Underwriters shall have received a letter of Deloitte & Touche LLP, dated the Closing Date, which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than five days prior to the Closing Date for the purposes of this subsection.
     The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters, and documents as may be reasonably requested.
     7. Indemnification.
     (a) The Company will indemnify and hold harmless each Underwriter, its directors and officers and each person, if any, who controls such Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person, as incurred, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, which information consists solely of the information specified in Section 7(b). This indemnity agreement will be in addition to any liability which the Company may otherwise have.
     (b) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages, or liabilities to which the Company or any such director, officer, or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein; and will reimburse any legal or other expenses reasonably incurred, as incurred, by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of text on the cover page of the Preliminary Prospectus and the Prospectus and in the fourth paragraph, the third and fourth sentences of the sixth paragraph, the seventh, eighth, ninth and twelfth paragraphs of text under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement, the Preliminary Prospectus, any Prospectus and any Issuer Free Writing Prospectus.
     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (including through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its assumption of the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 7(a) above, and by the Company, in the case of parties indemnified pursuant to Section 7(b) above. An indemnifying party shall not be liable for any settlement of a claim or action effected without its written consent, which shall not be unreasonably withheld.
     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party for any loss, claim, damage, liability, or action described in subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above on the following basis: (i) if such loss, claim, damage, liability, or action arises under subsection (a) above, then (A) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Purchased Securities or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations; and (ii) if such loss, claim, damage, liability, or action arises under subsection (b) above, then in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. For the purposes of clause (i) above, the relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. For the purposes of clauses (i) and (ii) above, the relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and each of the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Purchased Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.
     8. Default of Underwriters; Termination by Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Purchased Securities pursuant to this Agreement and the Terms Agreement and the principal amount of Purchased Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase is ten percent (10%) or less of the principal amount of Purchased Securities to which such Terms Agreement relates, the Representatives or, if there are no Representatives, the Underwriters, may make arrangements satisfactory to the Company for the purchase of such Purchased Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder and under such Terms Agreement, to purchase the Purchased Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Purchased Securities with respect to which such default or defaults occur is more than the above-described amount and arrangements satisfactory to the remaining Underwriters and the Company for the purchase of such Purchased Securities by other persons are not made within thirty-six hours after such default, the Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangement may be effected. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.
     If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company shall not be liable to any Underwriter or to any member of any selling group for the loss of anticipated profits from the transactions contemplated by this Agreement. However, in such an event, the Company will reimburse the Underwriters for all out of pocket expenses (including reasonable fees and disbursements of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereunder; provided, however, that if the Purchased Securities are not delivered by or on behalf of the Company solely as a result of the failure to satisfy the condition set forth in Section 6(c) hereof, the Company shall have no liability to the Underwriters except as provided in Sections 4(k) and 7 of this Agreement.
     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties, and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters or the Company or any of its officers or directors or any controlling person, and will survive delivery of and payment for the Purchased Securities. If any Terms Agreement is terminated pursuant to Section 8, or if for any reason a purchase pursuant to any Terms Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect.
     10. Notices. All communications hereunder relating to any offering of Purchased Securities will be in writing, and, if sent to the Underwriters, may be mailed, delivered, or telecopied and confirmed to the Representatives named in the Terms Agreement relating to such Purchased Securities at the address furnished to the Company in writing for the purpose of communications, or, if there are no Representatives, to the Underwriters at their addresses furnished to the Company in writing for the purpose of communications; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered, or telecopied and confirmed to each such Underwriter at its own address. All communications hereunder to the Company shall be mailed to the Company, Attention: Treasurer, at P.O. Box 53999, Phoenix, Arizona 85072-3999, or delivered, or telecopied and confirmed to the Company at 400 North Fifth Street, Phoenix, Arizona 85004; facsimile no. (602) 250-5640.
     11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and the Underwriter or Underwriters as are named in any Terms Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.
     12. Representation of Underwriters. The Representatives, if any, may act for the Underwriters in connection with any offering to which a Terms Agreement may relate, and any action under this Agreement or such Terms Agreement taken by the Representatives jointly or the Representatives named in such Terms Agreement in such capacity will be binding upon the Underwriters of Purchased Securities to which such Terms Agreement relates.
     13. Execution in Counterpart. This Agreement and any Terms Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute a single instrument.

     14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
     15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
     16. No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Purchased Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any pre-existing relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Purchased Securities, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial and is based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and the Underwriters in accordance with its terms.

Very truly yours,

ARIZONA PUBLIC SERVICE COMPANY

By:	/s/ Barbara M. Gomez
Name: Barbara M. Gomez
Title: Vice President and Treasurer
The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski
Name: Brian D. Bednarski
Title: Director

J.P. MORGAN SECURITIES INC.

By:	/s/ Robert Bottamedi

Name: Robert Bottamedi
Title: Vice President
On their own behalf and, if applicable, as Representatives of the Underwriters named in a Terms Agreement.

Schedule 2(a)(v)
Free Writing Prospectuses Included in the Pricing Disclosure Package
•      Final Pricing Term Sheet related to the Purchased Securities dated July 31, 2006

Schedule 2(i)
Issuer Free Writing Prospectuses Used by the Issuer on or Prior to the Date of the
Underwriting Agreement
•      Final Pricing Term Sheet related to the Purchased Securities dated July 31, 2006

EXHIBIT A
TERMS AGREEMENT
July 31, 2006
Arizona Public Service Company
400 North Fifth Street
Phoenix, Arizona 85004
Attention: Treasurer
Ladies and Gentlemen:
     Arizona Public Service Company (the “Company”) hereby agrees to sell to the several Underwriters (the “Underwriters”) named on Schedule I hereto and listed in the Prospectus $250,000,000 in aggregate principal amount of its 6.250% Notes due 2016 (the “notes due 2016”) and $150,000,000 in aggregate principal amount of its 6.875% Notes due 2036 (the “notes due 2036” and, together with the, notes due 2016, the “Purchased Securities”), and the Underwriters hereby agree to purchase, severally and not jointly, the principal amount of the Purchased Securities set forth opposite such Underwriter’s name in Schedule I hereto in the principal amount and at the prices set forth therein. The sale of the Purchased Securities by the Company and the purchase thereof by the Underwriters shall be made on the basis of the representations, warranties, and agreements contained in the Underwriting Agreement (the “Underwriting Agreement”), dated July 31, 2006, relating to the issuance and sale of the Purchased Securities under the Company’s Indenture, and shall be subject to the terms and conditions set forth in such Underwriting Agreement. The provisions of the Underwriting Agreement are incorporated herein by reference. Certain terms of the Purchased Securities and details of the material terms of the offering are described in the form of term sheet attached hereto, which forms part of the Pricing Disclosure Package.
     For all purposes of the Underwriting Agreement, “Applicable Time” means 3:30 p.m. (New York City time) on the date of this Terms Agreement.
     On August 3, 2006 the Company will deliver the Purchased Securities to the Underwriters in book-entry form through the facilities of The Depository Trust Company at the office of the Company, 400 North Fifth Street, Phoenix, Arizona 85004, against payment of the purchase price by transfer of funds by Fed Wire from the Underwriters to the Company’s account at a bank in Phoenix, Arizona designated by the Company. Closing shall occur at the office of the Company, 400 North Fifth Street, Phoenix, Arizona, at 7:00 a.m. Phoenix time, on August 3, 2006, or at such other time and date as the Underwriters and the Company may agree upon in writing, such time and date being referred to as the “Closing Date.” All of the Purchased Securities referred to in this paragraph shall be in global form and registered in the name of Cede & Co. and deposited with The Depository Trust Company, as depositary.
     All notices hereunder or under the Underwriting Agreement relating to the offering of Purchased Securities will be in writing, and, if sent to the Underwriters, may be mailed, delivered, or telecopied and confirmed to the Representatives at the following addresses: 388

Greenwich Street, New York, New York 10013, Attention: General Counsel Department (fax: 212-816-7912), in the case of Citigroup Global Markets Inc., and 270 Park Avenue, New York, New York 10017, Attention: High Grade Syndicate Desk – 8th Floor (fax: 212-834-6081), in the case of J.P. Morgan Securities Inc.; provided, however, that any notice to an Underwriter pursuant to Section 7 of the Underwriting Agreement will be mailed, delivered, or telecopied and confirmed to each Underwriter at their addresses furnished to the Company in writing for the purpose of communications.

     If the foregoing is acceptable to you, please sign below and transmit evidence of such signing to Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., the Representatives, at your earliest convenience. At that point, the agreement signified hereby will constitute the Terms Agreement, as described in the Underwriting Agreement.
     All capitalized terms herein, not otherwise defined herein, are used as defined in the Underwriting Agreement. This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of such respective counterparts shall together constitute a single instrument.

Very truly yours,

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

J.P. MORGAN SECURITIES INC.

By:

Name:
Title:

As Representatives of the Several Underwriters.
Confirmed and accepted as
of the date first above written.

ARIZONA PUBLIC SERVICE COMPANY

By:

Name: Barbara M. Gomez
Title: Vice President and Treasurer

SCHEDULE I

	Principal	Purchase	Principal	Purchase
	Amount of	Price for	Amount of	Price for
	Notes due	Notes due	Notes due	Notes due
Underwriter	2016	2016*	2036	2036**
Citigroup Global Markets Inc.	$75,000,000	$74,106,000	$45,000,000	$44,538,300
J.P. Morgan Securities Inc.	$75,000,000	$74,106,000	$45,000,000	$44,538,300
Barclays Capital Inc.	$20,000,000	$19,761,600	$12,000,000	$11,876,880
Credit Suisse Securities (USA) LLC	$20,000,000	$19,761,600	$12,000,000	$11,876,880
McDonald Investments Inc.	$20,000,000	$19,761,600	$12,000,000	$11,876,880
Lehman Brothers Inc.	$20,000,000	$19,761,600	$12,000,000	$11,876,880
Wells Fargo Securities, LLC	$20,000,000	$19,761,600	$12,000,000	$11,876,880

Total	$250,000,000	$247,020,000	$150,000,000	$148,461,000

*	Reflecting a purchase price of 98.808% of the principal amount of the notes due 2016.

**	Reflecting a purchase price of 98.974% of the principal amount of the notes due 2036.

Form of Term Sheet
Filed Pursuant to Rule 433
Registration No. 333-134206
July 31, 2006

PRICING TERM SHEETS
6.250% Notes due 2016

Issuer:	Arizona Public Service Company
Security:	6.250% Notes due 2016
Size:	$ 250,000,000
Maturity Date:	August 1, 2016
Coupon:	6.250%
Interest Payment Dates:	February 1 and August 1, commencing February 1, 2007
Price to Public:	99.458%
Spread to Benchmark Treasury:	+133 bp
Benchmark Treasury:	5.125% due May 15, 2016
Benchmark Treasury Yield:	4.994%
Make-Whole Call:	T+25 bp
Expected Settlement Date:	August 3, 2006
CUSIP:	040555 CJ 1
Anticipated Ratings:	Baa2 (Outlook Negative) by Moody’s Investors Service, Inc.
BBB- (Outlook Stable) by Standard & Poor’s Ratings Services
Joint Book-Running Managers:	Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Co-Managers:	Barclays Capital Inc.
Credit Suisse Securities (USA) LLC
KeyBanc Capital Markets, a division of McDonald Investments, Inc.
Lehman Brothers Inc.
Wells Fargo Securities, LLC

6.875% Notes due 2036

Issuer:	Arizona Public Service Company
Security:	6.875% Notes due 2036
Size:	$ 150,000,000
Maturity Date:	August 1, 2036
Coupon:	6.875%
Interest Payment Dates:	February 1 and August 1, commencing February 1, 2007
Price to Public:	99.849%
Spread to Benchmark Treasury:	+175 bp
Benchmark Treasury:	5.375% due February 15, 2031
Benchmark Treasury Yield:	5.137%

Make-Whole Call:	T+30 bp
Expected Settlement Date:	August 3, 2006
CUSIP:	040555 CK 8
Anticipated Ratings:	Baa2 (Outlook Negative) by Moody’s Investors Service, Inc.
BBB- (Outlook Stable) by Standard & Poor’s Ratings Services
Joint Book-Running Managers:	Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Co-Managers:	Barclays Capital Inc.
Credit Suisse Securities (USA) LLC
KeyBanc Capital Markets, a division of McDonald Investments, Inc.
Lehman Brothers Inc.
Wells Fargo Securities, LLC
Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll free at 1-877-858-5407 or J.P. Morgan Securities Inc. collect at (212) 834-4533.

TERMS AGREEMENT
July 31, 2006
Arizona Public Service Company
400 North Fifth Street
Phoenix, Arizona 85004
Attention: Treasurer
Ladies and Gentlemen:
     Arizona Public Service Company (the “Company”) hereby agrees to sell to the several Underwriters (the “Underwriters”) named on Schedule I hereto and listed in the Prospectus $250,000,000 in aggregate principal amount of its 6.250% Notes due 2016 (the “notes due 2016”) and $150,000,000 in aggregate principal amount of its 6.875% Notes due 2036 (the “notes due 2036” and, together with the, notes due 2016, the “Purchased Securities”), and the Underwriters hereby agree to purchase, severally and not jointly, the principal amount of the Purchased Securities set forth opposite such Underwriter’s name in Schedule I hereto in the principal amount and at the prices set forth therein. The sale of the Purchased Securities by the Company and the purchase thereof by the Underwriters shall be made on the basis of the representations, warranties, and agreements contained in the Underwriting Agreement (the “Underwriting Agreement”), dated July 31, 2006, relating to the issuance and sale of the Purchased Securities under the Company’s Indenture, and shall be subject to the terms and conditions set forth in such Underwriting Agreement. The provisions of the Underwriting Agreement are incorporated herein by reference. Certain terms of the Purchased Securities and details of the material terms of the offering are described in the form of term sheet attached hereto, which forms part of the Pricing Disclosure Package.
     For all purposes of the Underwriting Agreement, “Applicable Time” means 3:30 p.m. (New York City time) on the date of this Terms Agreement.
     On August 3, 2006 the Company will deliver the Purchased Securities to the Underwriters in book-entry form through the facilities of The Depository Trust Company at the office of the Company, 400 North Fifth Street, Phoenix, Arizona 85004, against payment of the purchase price by transfer of funds by Fed Wire from the Underwriters to the Company’s account at a bank in Phoenix, Arizona designated by the Company. Closing shall occur at the office of the Company, 400 North Fifth Street, Phoenix, Arizona, at 7:00 a.m. Phoenix time, on August 3, 2006, or at such other time and date as the Underwriters and the Company may agree upon in writing, such time and date being referred to as the “Closing Date.” All of the Purchased Securities referred to in this paragraph shall be in global form and registered in the name of Cede & Co. and deposited with The Depository Trust Company, as depositary.
     All notices hereunder or under the Underwriting Agreement relating to the offering of Purchased Securities will be in writing, and, if sent to the Underwriters, may be mailed, delivered, or telecopied and confirmed to the Representatives at the following addresses: 388

Greenwich Street, New York, New York 10013, Attention: General Counsel Department (fax: 212-816-7912), in the case of Citigroup Global Markets Inc., and 270 Park Avenue, New York, New York 10017, Attention: High Grade Syndicate Desk – 8th Floor (fax: 212-834-6081), in the case of J.P. Morgan Securities Inc.; provided, however, that any notice to an Underwriter pursuant to Section 7 of the Underwriting Agreement will be mailed, delivered, or telecopied and confirmed to each Underwriter at their addresses furnished to the Company in writing for the purpose of communications.

2

     If the foregoing is acceptable to you, please sign below and transmit evidence of such signing to Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., the Representatives, at your earliest convenience. At that point, the agreement signified hereby will constitute the Terms Agreement, as described in the Underwriting Agreement.
     All capitalized terms herein, not otherwise defined herein, are used as defined in the Underwriting Agreement. This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of such respective counterparts shall together constitute a single instrument.

Very truly yours,

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski
Name: Brian D. Bednarski
Title: Director

J.P. MORGAN SECURITIES INC.

By:	/s/ Robert Bottamedi

Name: Robert Bottamedi
Title: Vice President

As Representatives of the Several Underwriters.
Confirmed and accepted as
of the date first above written.

ARIZONA PUBLIC SERVICE COMPANY

By:	/s/ Barbara M. Gomez

Name: Barbara M. Gomez
Title: Vice President and Treasurer

SCHEDULE I

	Principal	Purchase	Principal	Purchase
	Amount of	Price for	Amount of	Price for
	Notes due	Notes due	Notes due	Notes due
Underwriter	2016	2016*	2036	2036**
Citigroup Global Markets Inc.	$75,000,000	$74,106,000	$45,000,000	$44,538,300
J.P. Morgan Securities Inc.	$75,000,000	$74,106,000	$45,000,000	$44,538,300
Barclays Capital Inc.	$20,000,000	$19,761,600	$12,000,000	$11,876,880
Credit Suisse Securities (USA) LLC	$20,000,000	$19,761,600	$12,000,000	$11,876,880
McDonald Investments Inc.	$20,000,000	$19,761,600	$12,000,000	$11,876,880
Lehman Brothers Inc.	$20,000,000	$19,761,600	$12,000,000	$11,876,880
Wells Fargo Securities, LLC	$20,000,000	$19,761,600	$12,000,000	$11,876,880

Total	$250,000,000	$247,020,000	$150,000,000	$148,461,000

*	Reflecting a purchase price of 98.808% of the principal amount of the notes due 2016.

**	Reflecting a purchase price of 98.974% of the principal amount of the notes due 2036.

Form of Term Sheet
Filed Pursuant to Rule 433
Registration No. 333-134206
July 31, 2006

PRICING TERM SHEETS
6.250% Notes due 2016

Issuer:	Arizona Public Service Company
Security:	6.250% Notes due 2016
Size:	$ 250,000,000
Maturity Date:	August 1, 2016
Coupon:	6.250%
Interest Payment Dates:	February 1 and August 1, commencing February 1, 2007
Price to Public:	99.458%
Spread to Benchmark Treasury:	+133 bp
Benchmark Treasury:	5.125% due May 15, 2016
Benchmark Treasury Yield:	4.994%
Make-Whole Call:	T+25 bp
Expected Settlement Date:	August 3, 2006
CUSIP:	040555 CJ 1
Anticipated Ratings:	Baa2 (Outlook Negative) by Moody’s Investors Service, Inc.
BBB- (Outlook Stable) by Standard & Poor’s Ratings Services
Joint Book-Running Managers:	Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Co-Managers:	Barclays Capital Inc.
Credit Suisse Securities (USA) LLC
KeyBanc Capital Markets, a division of McDonald Investments, Inc.
Lehman Brothers Inc.
Wells Fargo Securities, LLC

6.875% Notes due 2036

Issuer:	Arizona Public Service Company
Security:	6.875% Notes due 2036
Size:	$ 150,000,000
Maturity Date:	August 1, 2036
Coupon:	6.875%
Interest Payment Dates:	February 1 and August 1, commencing February 1, 2007
Price to Public:	99.849%
Spread to Benchmark Treasury:	+175 bp
Benchmark Treasury:	5.375% due February 15, 2031
Benchmark Treasury Yield:	5.137%

Make-Whole Call:	T+30 bp
Expected Settlement Date:	August 3, 2006
CUSIP:	040555 CK 8
Anticipated Ratings:	Baa2 (Outlook Negative) by Moody’s Investors Service, Inc.
BBB- (Outlook Stable) by Standard & Poor’s Ratings Services
Joint Book-Running Managers:	Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Co-Managers:	Barclays Capital Inc.
Credit Suisse Securities (USA) LLC
KeyBanc Capital Markets, a division of McDonald Investments, Inc.
Lehman Brothers Inc.
Wells Fargo Securities, LLC
Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll free at 1-877-858-5407 or J.P. Morgan Securities Inc. collect at (212) 834-4533.